EXHIBIT 31.02A

CERTIFICATIONS PURSUANT TO

SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Randy R. Wiese, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of CSG Systems International, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	September 18, 2015	/s/ Randy R. Wiese
Randy R. Wiese
Executive Vice President and Chief Financial Officer

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